Exhibit 99.2

RideShare Rental, Inc, formerly YayYo, Inc, announces that its CEO has increased his common stock position in YAYO by 5,000,000 shares

BEVERLY HILLS, CA / ACCESSWIRE / January 13 2021/ RideShare Rental, Inc., formerly YayYo, Inc (“RSR” or the “Company”) (Other OTC:YAYO), which, acting through its wholly-owned subsidiary, Rideshare Car Rentals, LLC, is a leading provider of vehicles to the rideshare and delivery gig economy industry, today announced that its Chief Executive Officer, Ramy El-Batrawi, has increased his ownership position in YAYO common stock by five million (5,000,000) shares. Mr. El-Batrawi received these shares through an exchange transaction (valued at $3 a share for a total of $15,000,000) with RSR’s largest stockholder, the Gray Mars Venus Trust, Arizona 2015 (the “Trust”). The shares will be held as an asset of X, LLC, a Delaware limited liability company, of which Mr. El-Batrawi is managing member and Mr. El-Batrawi will have sole voting and dispositive power over the shares received from the Trust.

Mr. El-Batrawi commented, “I feel our stock is undervalued at present. Given the Company’s performance and the growing diversity of our product lines, I feel the intrinsic value of YAYO shares should be reflected in a higher market price. The transaction with the Gray Trust and my recent and continuing open market purchases of the Company’s common stock has increased my ownership percentage to approximately 26%.”

Mr. El-Batrawi continued, “‘I have committed myself my day-to-day efforts on behalf of RSR to creating value for our stockholders. We will endeavor to grow RSR organically using the capital at our disposal, and we intend to pursue attractive strategic alternatives. We are also contemplating several steps in order to create more investment community exposure for YAYO, including a possible up listing.”

These transactions described herein constitute “related party transactions” under current SEC rules and regulations.

About Rideshare Rental, Inc. (formerly YayYo, Inc.)

Rideshare Rental, Inc. bridges the gap between rideshare drivers in need of a suitable vehicle and rideshare companies that depend on attracting and keeping drivers. Rideshare Rental uniquely supports drivers in both the higher and lower economic categories with innovative policies and programs. Rideshare Rental is a leading provider of rental vehicles to drivers in the ever-expanding gig economy.

Our wholly-owned subsidiary, Rideshare Car Rentals, LLC, is an online rideshare vehicle booking platform created to service the ridesharing, delivery gig economy and the logistics market place, which includes both our owned-fleet vehicles and third party fleet vehicles. Distinct Cars LLC, our other wholly-owned subsidiary, maintains a fleet of vehicles that are commercially available for rent by gig-economy drivers and the logistics market place.

Rideshare Rental provides SEC filings, investor events, press and earnings releases about our financial performance on the investor relations section of our website (www.ridesharerental.net)

Forward-Looking Statement Disclaimer

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact in this press release are forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations and projections about future events and financial trends that the company believes may affect its financial condition, results of operations, business strategy and financial needs. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. The company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the company cautions investors that actual results may differ materially from the anticipated results.

Public Relations Contact

Ramy El-Batrawi

Phone: 888-209-5643

Email: investors@yayyo.com